Exhibit 15.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-139596 and No. 333-124838) of 51job, Inc. of our report dated April 29, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in 51job, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China
April 29, 2009